UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-187094	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(ZipCode)

Registrant's telephone number, including area code: (941) 953-9035

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 12, 2016, xG Technology, Inc., a Delaware Corporation (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”) and subscription agreements (each, a “Subscription Agreement”) with certain purchasers pursuant to which the Company agreed to sell (the “Offering”) an aggregate of 14,000,000 Units of the Company, at a price of $0.07 per Unit, each of which consists of one share of the Company’s common stock, par value $0.00001 per share, and a Warrant (the “Warrants”) to purchase one share of the Company’s common stock. The Company expects to receive approximately $980,000 in gross proceeds from the Offering, before deducting placement agent fees and offering expenses payable by the Company.

The Warrants will be exercisable beginning on November 16, 2016 at an exercise price of $0.1149 per share. The Warrants will expire on the fifth (5th) anniversary of the initial date of issuance.

The Company expects the Offering to close on or about May 16, 2016, subject to the satisfaction of customary closing conditions.  The Placement Agency Agreement provides that the Company will indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to reimburse the Placement Agent for payments that the Placement Agent may be required to make because of such liabilities.

The Placement Agent did not purchase or sell any securities, nor is it required to arrange the purchase or sale of any minimum number or dollar amount of securities.  The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of all of the Units being issued and sold in the Offering.  The Placement Agent will be paid a cash fee (the “Placement Fee”) in an aggregate amount equal to 8% of the gross cash proceeds received by the Company from the sale of the Units in the Offering. In addition to the Placement Fee to be paid by the Company, the Company has agreed to reimburse the Placement Agent for certain out-of-pocket expenses incurred in connection with the Offering, which aggregate amount of such expenses reimbursed by the Company will not exceed $50,000.

The Units will be issued pursuant to a prospectus supplement to the Company’s effective shelf registration statement on Form S-3 (File No. 333-197820), which was initially filed with the Securities and Exchange Commission (the “SEC”) on August 1, 2014, amended on August 19, 2014 and was declared effective by the SEC on August 21, 2014. The Company expects to file the prospectus supplement for the Offering on or about May 13, 2016.

The foregoing description of the Placement Agency Agreement, the Subscription Agreements and the Warrants is not complete and is qualified in its entirety by reference to the full text of the Placement Agency Agreement, the Subscription Agreements and the Warrants, the forms of which are filed hereto as Exhibits 1.1, 10.1 and 4.1 respectively, and which are incorporated by reference herein in their entirety. The Company is filing the opinion of its counsel, Robinson Brog Leinwand Greene Genovese & Gluck P.C., relating to the legality of the issuance and sale of the Units, as Exhibit 5.1 hereto, which is incorporated by reference herein and into the registration statement.

Item 8.01 Other Events.

On May 13, 2016, the Company issued a press release announcing the pricing of the Offering.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 1.1	Form of Placement Agency Agreement, dated May 12, 2016, between the Company and the Placement Agent
Exhibit 4.1	Form of Warrant
Exhibit 5.1	Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C.
Exhibit 10.1	Form of Subscription Agreement, dated May 12, 2016, between the Company and the Purchasers thereto.
Exhibit 99.1	Press Release of xG Technology, Inc., dated May 13, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2016		xG TECHNOLOGY, INC.

	By:	/s/ Roger Branton
Name: Roger Branton
Title: Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 1.1	Form of Placement Agency Agreement, dated May 12, 2016, between the Company and the Placement Agent
Exhibit 4.1	Form of Warrant
Exhibit 5.1	Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C.
Exhibit 10.1	Form of Subscription Agreement, dated May 12, 2016, between the Company and the Purchasers thereto.
Exhibit 99.1	Press Release of xG Technology, Inc., dated May 13, 2016.